Exhibit 99.1

A Product Strategy Q&A with Matt Goulet, President and CEO of Globalscape

The following is a product strategy Q&A with Matt Goulet, President and CEO of Globalscape.
Q: Ultimately what’s the forward looking direction for Globalscape technologies?
Matt Goulet: In today’s technology landscape, the management and movement of data is more important than ever – and we are confronting it head-on by helping new and existing customers address their data transfer challenges. Right now our technology roadmap revolves around two main areas.

The first one is centered on further strengthening and improving what we do best – managed file transfer (MFT). By releasing additional functionality within our core platform, Enhanced File Transfer (EFT), we will be able to tap into new segments adjacent to the MFT market. A perfect example could be data acceleration or extract transform load (ETL) capabilities. If you ask how we chose these new capabilities, our two main criteria are: 1) going after larger and more sophisticated installations and 2) creating or enabling new use cases for EFT that can help new customer groups benefit from the existing advantages that our technology provides. With the help of features like these, we are making the solution more attractive to new customers, while at the same time continuing to enhance and support our customer’s installations, providing more value to them.

The second area that our technology roadmap is centered on enables us go to beyond traditional MFT and is comprised of use cases involving the user interaction with a system. We all know that an IT team can deploy as much technology as they want, but if it’s not user friendly, adoption will be low. You can think of this area as a blend of what we know as peer-to-peer, Ad Hoc, collaboration and Enterprise File Sync and Share (EFSS) use cases. This strategy enables us to focus on the issues and challenges facing the end user, as opposed to trying to pursue an abstract market segment. We are looking to increase functionality systematically, growing our sales and marketing push in parallel with developing our story.

The changes that were created by the advent and popularity of cloud, mobile, social and big data have had a profound impact on our industry, for the better. We see more opportunities to tackle the management and movement of data, expanding the potentials of how we handle data. These changes have hit others harder, though, and we see many of our competitors looking to align themselves with uncertain areas of the market that may or may not play out. Unlike them, we are focusing on increasing the full depth and breadth of our core technology. When we roll out a new product or enhancement, we want it to be useful to our future and current customers, not just the latest IT industry buzzword. The overall concept with the technology roadmap is to develop and innovate on our existing core portfolio, while closely watching new customer segments, and listening to our customers and the markets in which we play, capitalizing and leveraging EFT’s advantages.

Q: Why do you see EFT as a platform? How does it go beyond file transfer?
Matt Goulet: Historically MFT has been EFT’s main role, but what makes it a platform is the broad scope of features that go beyond simple file transfer. Just a few of these features include its flexibility and customization capabilities, along with the broad set of reporting, data visibility, increased data security and compliance capabilities and data transfer automation. These functions alone make EFT more than just a file transfer product because they are relevant for any information exchange environment, including those where you are sharing or transferring data, sending large files over email, or sharing and synchronizing files to a laptop or mobile device, or creating a common folder for collaboration purposes. EFT is feature rich, providing functionality that goes well beyond moving a file from point A to point B.

Q: What does the future hold for your file sharing technologies?
Matt Goulet: One of the key ideas on refocusing on EFT as a platform, is making sure that we can leverage both the great technologies and product ecosystem that we have developed and refined over years while also leveraging one of the key assets that we have as a company – our existing customer base. Because of that, and also based on the feedback we’ve received from people who used our file sync and sharing solution, scConnect, we believe that right approach is to start bringing scConnect functionality directly into the EFT platform. By going that direction, in addition to helping users access their files and sync those files over different devices, we believe we can make those features more robust in terms of visibility, reporting, automation, security and compliance by integrating them with EFT.

Q: What are the plans with the existing consumer technologies?
Matt Goulet: Although our focus is on our core enterprise products, we continue to see CuteFTP as being a solution popular among consumers, especially so called “power users.” We also see it continuing to be used by business customers, including many of our EFT customers. Our investment in the consumer products will largely consist of investing in partnerships that continue to propel the individual technologies forward.

Q: We’ve seen on the public roadmap that there is integration coming between Mail Express and EFT. Can you tell us a little bit about what that means?
Matt Goulet: When we say that we will be focusing on EFT, our core platform, it absolutely means that we will continue to innovate, deliver great new products and functionalities, and look to penetrate new market segments. We want to leverage EFT as a platform to accelerate all of the above and do it in a way that enables our product to serve new use cases both for new market segments as well as our existing customers. This is exactly what we are doing with the integration between Mail Express and EFT. Many of our customers love the reporting and automation features in EFT and the simplicity and security of sending files with Mail Express. The integration of the two products takes the best features in Mail Express and incorporates them into EFT, allowing for easier sending of files, regardless of size, through a Web-browser or secure email portal, with all of the visibility and controls that are built into EFT. It also provides time-saving features, as users will have one system to configure and manage – reaping the benefits of both.

Q: How does focusing on the core technology, EFT as a platform, improve the health of the business?
Matt Goulet: We've made a lot of advancements in our EFT technology over the years, and as a part of our evolution, we see EFT as a platform that has features or functionality that extends the technology beyond file transfer. We believe that this gives us the ability to anticipate potential challenges faced by future users. It also helps us better transition customer feedback into capabilities, as this addresses what's most important to our users for both their current and future needs. We intend to grow our technology in a few different ways, including internally, through various technology partnerships, and also through technology acquisition. Our Technology Alliances program will help us continue to open up new opportunities for Globalscape, both on the awareness and technology sides of the house.

The largest business driver we have is continuing down that road, acquiring new customers, while growing our footprint with existing customers, all with new technologies and expanded capabilities within EFT. By integrating and innovating new technologies within EFT, it also allows us to go after new market segments more quickly and efficiently. What can be better and more intuitive to the customer than to use the new functionality inside a platform that they are already familiar with and use on day-to-day basis? It doesn’t just benefit us, it helps decrease costs associated with deployment, setup, configuration and training for any customer. Setting ourselves up for longer term success means keeping our existing customers satisfied and happy, while strategically seeking out new users in new segments.

The challenges and problems with the management and movement of data that our technology helps organizations solve, is more important than ever. We are confident that our product roadmap and technology strategy evolution are key to our continued growth and success.

Safe Harbor Statement
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words "would," "exceed," "should," "anticipates," "believe," "steady," "dramatic," “expect,” and variations of such words and similar expressions identify forward-looking statements, but their absence does not mean that a statement is not a forward-looking statement. These forward-looking statements are based upon the Company’s current expectations and are subject to a number of risks, uncertainties and assumptions. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Among the important factors that could cause actual results to differ significantly from those expressed or implied by such forward-looking statements are risks that are detailed in the Company’s Annual Report on Form 10-K for the 2015 fiscal year, filed with the Securities and Exchange Commission on March 3, 2016.